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                                                                    EXHIBIT 99.1

           GALEY & LORD FILES FOR REORGANIZATION; COMPANY TO CONTINUE NORMAL OPERATIONS DURING CHAPTER 11; NO IMPACT ON CUSTOMERS

GREENSBORO, NC - February 19, 2002 - Galey & Lord, Inc.(OTC BB: GYLD) today announced that it and its U.S. operating subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Company said that it elected to file for reorganization because it offered the most viable way to restructure its balance sheet and access new working capital while ensuring an uninterrupted flow of product to its customers.

Included in the filing are Galey & Lord Industries and Swift Textiles Inc. The Company's international subsidiaries including Klopman International have not
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filed for reorganization and will not be affected.

The Company said that it has entered into a $100 million in debtor-in-possession
(DIP) financing agreement with its agent bank Wachovia. This significant financing is designed to ensure that the Company can continue to supply its customers with products in a continuous manner, as well as grow the business according to its strategy and meet overall market demand.

Galey & Lord said that the poor environment in retail, exacerbated by the events of September 11, created an economic climate that necessitated a restructuring of the Company's debt.

"Over the past two years, Galey & Lord has taken a number of steps that have reduced its costs and rationalized its production to the appropriate size. As painful as these actions were, they are now complete, and the Company does not contemplate any additional plant closures. We are now taking steps to resolve our financial challenges," said Arthur Wiener, chairman and chief executive officer of Galey & Lord. "When this action is successfully completed, the Company will have a strong balance sheet that will enable it to pursue its strategic goals."

The Company's operations will not be impacted by the reorganization; they will continue to operate in the ordinary course of business. The Company said that it expects to receive Court approval to pay employee wages, salaries and insurance benefits in the normal course.

Galey & Lord is a leading global manufacturer of textiles for sportswear, including cotton casuals, denim and corduroy, as well as a major international manufacturer of workwear fabrics. The Company also sells dyed and printed fabrics for use in home fashions.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

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Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief of current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, the ability of the Company to successfully emerge from bankruptcy, the ability of the Company to operate successfully during the reorganization proceeding, competitive and economic factors in the textile, apparel and home furnishings markets, raw materials and other costs, the level of the Company's indebtedness, interest rate fluctuations, weather-related delays, general economic conditions, governmental legislation and regulatory changes, the long-term implications of regional trade blocs and the effect of quota phase- out and lowering of tariffs under the WTO trade regulations and other risks and uncertainties that may be detailed, from time to time, in Galey
& Lord's reports filed with the Securities and Exchange Commission.

SOURCE:  Galey & Lord, Inc.

CONTACT:  Joel Weiden, +1-212-515-1970 for Galey & Lord, Inc.